SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
(Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant
Filed by a party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)-2)

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Cenveo, Inc.
(Name of Registrant Specified in Its Charter)
Burton Capital Management, LLC Goodwood Inc. 1354037 Ontario Inc.
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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Fee paid previously by written preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date filed:

ROBERT G. BURTON Chairman, Chief Executive Officer and Managing Member
100 Northfield Street Greenwich, CT 06830

August 30, 2005

Dear Fellow Shareholders:

I have met with or spoken to many of you to share our vision for the future of Cenveo. I am more enthusiastic than ever about our plan to transform Cenveo into a low cost producer and industry leader.

DELIVERING ON COMMITMENT TO BUY
$2 MILLION OF CENVEO STOCK

I have taken your support to heart, and have accelerated my July 28th commitment to purchase an additional two million dollars worth of Cenveo shares if we win the September 14th election. I felt I should purchase the shares now to reinforce my commitment to the shareholders and the company. On August 23rd and August 24th I personally acquired an additional 214,610 shares. The total ownership of our group is now 5,686,620 shares, or 11.2%, of Cenveo's common stock. We are CENVEO'S LARGEST SHAREHOLDER.

EXCUSES AND BROKEN PROMISES HAVE GONE ON WAY TOO
LONG AT CENVEO; IT IS NOW TIME FOR A CHANGE.

We believe that Cenveo's board of directors has failed to take the actions necessary to enhance shareholder value. While many of Cenveo's competitors have made the decisions necessary to deliver performance in a challenging environment, Cenveo has stood still and underperformed. Further, Cenveo's Chairman and its Chief Executive Officer have zero hands-on printing and publishing experience, and most of the senior management consists of the same individuals who have delivered unacceptable results for many years. I, on the other hand, have over thirty years experience in the printing and media business, with an intense focus on enhancing shareholder value. I plan to bring on a team of proven industry veterans to help lead Cenveo. OUR TRACK RECORD SPEAKS FOR ITSELF. We do not believe the same can be said for Cenveo's incumbent board of directors and senior management. I look forward to continuing to communicate with all of you over the coming few weeks. We sincerely appreciate all of your support.

Please vote the WHITE proxy card today! Do NOT send back management's gold proxy card even as a sign of protest. For further information, Please visit our website at www.changeatcenveo.com. If you have any questions, or need assistance in voting, please call D.F. King & Co., Inc. toll-free at (800) 967-7921.

Very truly yours,

Robert G. Burton, Sr.

IMPORTANT INFORMATION

This shareholder letter is not a proxy statement. On August 9, 2005, BCM and Goodwood filed a definitive proxy statement with the Securities and Exchange Commission relating to their solicitation of proxies from the shareholders of Cenveo with respect to a special meeting of Cenveo's shareholders called to, among other things, replace Cenveo's current board of directors. BCM AND GOODWOOD ADVISE SECURITYHOLDERS TO READ THEIR PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.

The proxy statement of BCM and Goodwood and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of BCM and Goodwood's definitive proxy statement by contacting D.F. King & Co., Inc. at (800) 967-7921 (toll-free).

PROXY CARD
CENVEO, INC.

Proxy for Special Meeting of Shareholders — September 14, 2005

THIS PROXY IS SOLICITED BY: BURTON CAPITAL MANAGEMENT, LLC and GOODWOOD INC.

    The undersigned shareholder(s) of Cenveo, Inc., a Colorado corporation (hereinafter the "corporation"), hereby appoint(s) Robert G. Burton, Jr. and Robert T. Kittel and each or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the corporation's special meeting of shareholders to be held on Wednesday, September 14, 2005 at 7:00 a.m., local time, at the Manor House Restaurant, 1 Manor Road, Littleton, Colorado, and at all postponements or adjournments thereof, and, hereby revoking any proxies previously given, to vote all shares of the corporation's common stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth below.

Each properly executed proxy will be voted in accordance with the specifications made below and in the discretion of the proxies on any other matter that may come before the meeting. Where no choice is specified, this proxy will be voted FOR each of the proposals set forth below.

Burton Capital Management, LLC and Goodwood Inc. recommend a vote FOR Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 and FOR the election of each nominee listed in Proposal 6 below.

1.	Proposal to amend the corporation's bylaws to permit the shareholders to fix the number of directors constituting the entire board.

FOR AGAINST ABSTAIN

2.	Proposal to repeal provision in the corporation's bylaws that may purport to require vacancies on the board of directors to be filled by directors.

FOR AGAINST ABSTAIN

3.	Proposal to remove all persons currently serving as directors of the corporation and any other persons elected to the corporation's board of directors prior to the special meeting.

FOR AGAINST ABSTAIN

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

(Continued, and to be signed and dated, on the reverse side.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

4.	Proposal to set the size of the corporation's board at seven persons.

FOR AGAINST ABSTAIN

5.	Proposal to repeal each provision of or amendment to the corporation's bylaws (other than the amendments added or adopted pursuant to Proposals 1 and 2) adopted after the version of the bylaws filed by the corporation with the SEC as Exhibit 3.2 to the corporation's current report on Form 8-K dated (date of earliest event reported) April 17, 2005.

FOR AGAINST ABSTAIN

6.	Election of seven directors FOR all nominees listed WITHHOLD AUTHORITY (except as marked to the contrary) to vote for all listed nominees

Nominees: Robert G. Burton, Sr., Patrice M. Daniels, Leonard C. Green, Mark J. Griffin, Michael W. Harris, Thomas Oliva and Robert T. Kittel

(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 and FOR each nominee listed in Proposal 6 and in accordance with their discretion on such other matters as may properly come before the meeting.

Dated: ____________________________, 2005

Signature(s)
(Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

PLEASE MARK, SIGN AND DATE THIS PROXY ON THIS SIDE